Exhibit 99.1

Trex Company Announces First-Quarter 2014 Results

  Revenue of $101 million; EPS of $0.73
  Expects strong 2Q on delayed start to decking season
  2Q revenue guidance of $125 million
  Recent awards demonstrate the Company’s industry leadership

WINCHESTER, Va.--(BUSINESS WIRE)--May 5, 2014--Trex Company, Inc. (NYSE:TREX), the world’s largest manufacturer of wood-alternative decking and railing products, today announced financial results for the first quarter ended March 31, 2014.

Net sales for the first quarter of 2014 totaled $100.6 million compared to net sales of $107.9 million for the 2013 first quarter. The Company reported net income of $12.3 million, or $0.73 per diluted share, for the 2014 period compared to net income of $21.6 million, or $1.25 per diluted share, for the prior-year period. The Company’s results for the 2014 quarter reflect a $7.1 million increase in income taxes due to returning to a more normal tax rate after exiting its tax valuation allowance at year-end 2013. The increase in taxes represents almost 80% of the year-over-year change in net income.

Chairman, President and CEO Ronald W. Kaplan commented, “The severe weather experienced throughout the country during the first quarter delayed the start of outdoor living project activity. Trex was affected by this trend. The impact was especially evident in March, when winter storms and low temperatures persisted throughout the month. Except for the weather-related impact to our sales, we are pleased with our first-quarter financial performance and remain confident about our strategy for the year.

“We believe Trex is optimally positioned across all key price segments with our high-performance decking and railing product platforms. Distributors and dealers are upbeat about our products and market strategy. In March, we were awarded top honors from two of the industry's most respected surveys – Peninsula Publishing's 2013 Building Products Brand Survey, which ranked Trex® as the number-one decking brand, and Green Builder Media's 2014 Reader's Choice Awards, which ranked us as the industry’s ‘greenest.’ These awards illustrate our brand and product leadership among trade professionals.

“In 2014, we are continuing the high-profile Engineered Artistry branding campaign we successfully launched last year. Macro-economic indicators, including rising consumer confidence and the strengthening home remodeling market, bode well for our prospects.

“For the second quarter of 2014, we expect net sales to be $125 million. This represents year-over-year growth of 27% for the quarter and 9% for the first six months of 2014.”

In February 2014, Trex announced a two-for-one stock split of the Company’s common stock. The stock split will be in the form of a stock dividend to be distributed on May 7, 2014 to shareholders of record at the close of business on April 7, 2014.

Trex announced that Paul A. Brunner has retired from the board of directors effective April 30, 2014. Mr. Brunner has been a member of Trex’s board since 2003. Mr. Kaplan stated, “I want to thank Paul for his invaluable insight and support during his tenure as a member of our Board.”

First-Quarter 2014 Conference Call and Webcast Information

Trex will hold a conference call to discuss its first-quarter 2014 results on Monday, May 5, 2014 at 10:00 a.m. ET. To participate in the live call by telephone, please dial 706-634-1218 or 888-803-7566 and reference conference ID #25592502. A live webcast of the conference call will also be available in the Investor Relations section of the Trex Company website at trex.com.

For those who cannot listen to the live broadcast, an audio replay of the earnings call will be available on the Trex website for 30 days.

Forward-Looking Statements

The statements in this press release regarding the Company's expected future performance and condition constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are subject to risks and uncertainties that could cause the Company's actual operating results to differ materially. Such risks and uncertainties include the extent of market acceptance of the Company's products; the costs associated with the development and launch of new products and the market acceptance of such new products; the sensitivity of the Company's business to general economic conditions; the impact of weather-related demand fluctuations on inventory levels in the distribution channel and sales of the Company’s products; the Company's ability to obtain raw materials at acceptable prices; the Company's ability to maintain product quality and product performance at an acceptable cost; the level of expenses associated with product replacement and consumer relations expenses related to product quality; and the highly competitive markets in which the Company operates. Documents filed with the Securities and Exchange Commission by the Company, including in particular its latest annual report on Form 10-K and quarterly reports on Form 10-Q, discuss some of the important factors that could cause the Company's actual results to differ materially from those expressed or implied in these forward-looking statements. The Company expressly disclaims any obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

About Trex Company

Trex Company is the world’s largest manufacturer of wood-alternative decking and railing, with more than 20 years of product experience. Stocked in more than 6,700 retail locations throughout the world, Trex® outdoor living products offer a wide range of style options with fewer ongoing maintenance requirements than wood, as well as a truly environmentally responsible choice. For more information, visit trex.com.

TREX COMPANY, INC.
Condensed Consolidated Statements of Comprehensive Income
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended March 31,
	2014	2013

Net sales	$100,645	$107,880

Cost of sales	62,478	66,020

Gross profit	38,167	41,860

Selling, general and administrative expenses	18,222	19,842

Income from operations	19,945	22,018

Interest expense, net	323	251

Income before income taxes	19,622	21,767

Provision for income taxes	7,327	198

Net income	$12,295	$21,569

Basic earnings per common share	$0.74	$1.28

Basic weighted average common shares outstanding	16,564,338	16,883,111

Diluted earnings per common share	$0.73	$1.25

Diluted weighted average common shares outstanding	16,799,719	17,280,445

Comprehensive income	$12,295	$21,569

TREX COMPANY, INC.
Condensed Consolidated Balance Sheets
(In thousands, except share data)
(Unaudited)

	31-Mar-14	31-Dec-13

ASSETS
Current assets:

Cash and cash equivalents	$3,729	$3,772
Accounts receivable, net	116,470	37,338
Inventories	30,213	22,428
Prepaid expenses and other assets	2,969	3,145
Deferred income taxes	9,145	9,497
Total current assets	162,526	76,180
Property, plant and equipment, net	100,278	100,783
Goodwill and other intangibles	10,539	10,542
Other assets	652	652
Total assets	$273,995	$188,157

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:

Accounts payable	$10,999	$14,891
Accrued expenses	16,478	23,295
Accrued warranty	9,000	9,000
Line of credit	80,000	-
Total current liabilities	116,477	47,186
Deferred income taxes	360	360
Non-current accrued warranty	29,802	31,812
Other long-term liabilities	2,134	2,183
Total liabilities	148,773	81,541
Stockholders’ equity:

Preferred stock, $0.01 par value, 3,000,000 shares authorized; none issued and outstanding	-	-
Common stock, $0.01 par value, 40,000,000 shares authorized; 17,339,036 and 17,299,062 shares issued
and 16,777,781 and 16,737,807 shares outstanding at March 31, 2014 and December 31, 2013, respectively	173	173
Additional paid-in capital	107,978	101,667
Retained earnings	42,071	29,776
Treasury stock, at cost, 561,255 shares	(25,000)	(25,000)
Total stockholders’ equity	125,222	106,616
Total liabilities and stockholders’ equity	$273,995	$188,157

TREX COMPANY, INC.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2014	2013

OPERATING ACTIVITIES
Net income	$12,295	$21,569
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	3,797	4,164
Other non-cash charges	(5,022)	591
Changes in operating assets and liabilities	(93,095)	(92,277)

Net cash used in operating activities	$(82,025)	$(65,953)

INVESTING ACTIVITIES	$(3,176)	$(1,812)

FINANCING ACTIVITIES	$85,158	$67,508

Net decrease in cash and cash equivalents	$(43)	$(257)
Cash and cash equivalents at beginning of period	$3,772	$2,159

Cash and cash equivalents at end of period	$3,729	$1,902

CONTACT:
Trex Company, Inc.
James Cline, 540-542-6300
SVP & CFO
or
LHA
Harriet Fried, 212-838-3777